                                                                   Exhibit 10.21

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------



              RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT


         THIS RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT (this "Agreement"), effective as of December 23, 1999 (the "Effective Date"), is made between ABGENIX, INC., a Delaware corporation ("ABX"), having a place of business at 7601 Dumbarton Circle, Fremont, California 94555, and GLIATECH MEDICAL INC., an Ohio corporation ("Gliatech"), having a place of business at 23420 Commerce Park Road, Cleveland, Ohio 44122, with respect to the following facts:


                                    RECITALS

         A. ABX has rights in certain strains of transgenic mice, XenoMouse(TM) mice, that are capable of producing human antibodies when immunized with an antigen.

         B. Gliatech has rights in the Antigen (as defined below).

         C. The parties desire to commence a research program, pursuant to which ABX would immunize XenoMouse Animals, with the Antigen provided by Gliatech to ABX, to generate human monoclonal antibodies to the Antigen.

         D. ABX additionally is willing to offer to Gliatech the opportunity to obtain an exclusive license to develop and commercialize certain antibody products for human medical purposes on the terms and conditions described herein.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties agree as follows:

         1. DEFINITIONS

         For purposes of this Agreement, the terms set forth in this Article 1 shall have the respective meanings set forth below:

         1.1 "ABX IN-LICENSE" shall mean a license, sublicense or other agreement under which ABX acquired rights to the ABX Patent Rights or ABX Know-How.

         1.2 "ABX KNOW-HOW" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding ABX Materials and Information. All ABX Know-How shall be Confidential Information of ABX.

         1.3 "ABX MATERIALS AND INFORMATION" shall mean, collectively, [***]

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


         1.4 "ABX PATENT RIGHTS" shall mean, collectively, (a) all patents and patent applications listed on Exhibit B and any foreign counterparts claiming priority thereof; (b) all patent applications heretofore or hereafter filed in any country which claim (and only to the extent they claim) the ABX Materials and Information described in clauses (a) and (b) of Section 1.3 above or the use thereof; (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (d) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; PROVIDED, HOWEVER, that ABX Patent Rights shall exclude Research Program Patent Rights.

         1.5 "AFFILIATE" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

         1.6 "ANTIBODY" shall mean a composition comprising (a) a whole antibody, or any fragment thereof, derived from the XenoMouse Animals, or (b) a whole antibody, or any fragment thereof, which is derived from a whole antibody, or any fragment thereof, which itself is derived from the XenoMouse Animals (or the nucleotide sequences that encode, or amino acid sequences of, a whole antibody, or any fragment thereof, derived from the XenoMouse Animals).

         1.7 "ANTIBODY CELLS" shall mean all cells that contain, express, or secrete antibodies or genetic materials that encode antibodies.

         1.8 "ANTIGEN" shall mean [***]

         1.9 "BLA" shall mean a Biologics License Application, Product License Application, New Drug Application, or a similar application for marketing approval submitted to the U.S. FDA or its counterpart in another country.

         1.10 "COLLABORATION COMMITTEE" shall mean the joint collaboration committee comprising representatives of ABX and Gliatech described in Section
3.1 below.

         1.11 "CONFIDENTIAL INFORMATION" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records, reports), which is owned or controlled by one party as provided herein and/or disclosed by such party to the other party hereunder. Confidential Information includes, without limitation, the Research Program Materials and Information and all tangible and intangible embodiments thereof of any kind. Notwithstanding the foregoing, Confidential

Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known before the use or disclosure of such information by the other party (other than as permitted hereby), (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) to have been otherwise known by the other party free of confidentiality obligations prior to disclosure of or access to such information, or (e) to have been independently developed (as demonstrated by contemporaneous written evidence maintained in the ordinary course of the business of the other party) after the expiration or termination of this Agreement by employees or agents of the other party without access to or use of such information. The parties acknowledge that the foregoing exceptions shall be narrowly construed and that the obligations imposed upon each party under
Article 8 below shall be relieved solely with respect to such Confidential Information of the other party which falls within the above exceptions and not with respect to related portions, other combinations, or characteristics of the Confidential Information of the other party including, without limitation, advantages, operability, specific purposes, uses and the like.

         1.12 "DERIVED" or "DERIVED" shall mean obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part).

         1.13 "EXCLUDED TECHNOLOGY" shall mean, collectively, all patent rights, know-how and other intellectual property rights of ABX in (a) all antigens other than the Antigen, including without limitation (i) compositions of such antigens or of Genetic Materials that encode such antigens; (ii) uses of such antigens;
(iii) antibodies or other compositions that bind to such antigens, Genetic Material that encodes such antibodies or compositions, and Antibody Cells that contain, express or secrete such antibodies, Genetic Materials or compositions; and (iv) uses of such antibodies, Genetic Materials or compositions; (b) methods to discover novel antigens; (c) methods of using antigens other than to create antibodies; (d) ABX Materials and Information (except for those described in clauses (a) and (b) of Section 1.1 above); and (e) inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable, other than ABX Materials and Information.

         1.14 "FEE AND ROYALTY COMMENCEMENT DATE" shall mean either the Net Sales Royalty Commencement Date or the Sublicensing Revenue Fee Commencement Date, as applicable.

         1.15 "FIELD" shall mean the use of Products for human medical purposes.

         1.16 "FIRST COMMERCIAL SALE" shall mean, with respect to each Product in each country, the date of first commercial sale (other than for purposes of obtaining regulatory approval) of such Product by Gliatech, its Sublicensee or their respective Affiliates to an unaffiliated Third Party in such country.

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


         1.17 "GENETIC MATERIAL" shall mean a nucleotide sequence, including DNA, RNA, and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

         1.18 "GENPHARM CROSS LICENSE AGREEMENT" shall mean that certain Cross License Agreement entered into by and between ABX, JTI, XT, Cell Genesys, Inc., and GenPharm International, Inc., effective as of March 26, 1997, as the same may be amended from time to time.

         1.19 "GLIATECH MATERIALS AND INFORMATION" shall mean, collectively,
[***]


         1.20 "IND" shall mean an Investigational New Drug application submitted to Food and Drug Administration in the United States, or any similar submission to, or filing with, any foreign regulatory authority, to commence human clinical testing of any Product in any country.

         1.21 "JTI" shall mean Japan Tobacco Inc., a Japanese corporation.

         1.22 "LICENSED TECHNOLOGY" shall mean ABX's rights in the ABX Patent Rights, ABX Know-How, Research Program Patent Rights and Research Program Know-How; PROVIDED, HOWEVER, that the Licensed Technology (a) is all to the extent and only to the extent that ABX has the right to grant (sub)licenses thereunder (including without limitation to the extent permitted under the applicable ABX In-Licenses); (b) is expressly subject to the ABX In-Licenses; and (c) shall exclude the Excluded Technology.

         1.23 "MATERIALS AND INFORMATION" shall mean, collectively, the ABX Materials and Information, Gliatech Materials and Information and Research Program Materials and Information.

         1.24 "MILESTONE COMMENCEMENT DATE" shall mean, with respect to a Product, the date which is thirty (30) days after the earlier of (a) the first grant of a Sublicense with respect to such Product or (b) the enrollment of the first patient in the first Phase III clinical trial for such Product by Gliatech or its Affiliate.

         1.25 "NET SALES" shall mean, with respect to each Product, the gross sales price charged by a Person and its Affiliates for sales of such Product to non-Affiliate customers, less: (i) normal and customary rebates, cash and trade discounts and credits for returns and allowances; (ii) sales, consumption or other excise taxes or duties imposed upon and paid by such Person and its Affiliates with respect to such sales; (iii) charges included as part of the gross sales price for freight, postage, shipping and insurance charges, to the extent billed; (iv) taxes, duties or other governmental charges when included in the billing; (v) reasonable reserves for uncollectable accounts, as reflected in financial statements of such Person and its Affiliates, to the extent such accounts are not actually collected, and (vi) withholding taxes required to be deducted under Section 6.6 below. Net Sales shall not include sales among such Person, its Sublicensees and their respective Affiliates for resale, provided that Net Sales shall include the

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


amounts invoiced by such Person, its Sublicensees and their respective Affiliates to third parties on the resale of such Products.

         1.26 "NET SALES ROYALTY COMMENCEMENT DATE" shall mean, with respect to each Product in each country, the date of the First Commercial Sale of such Product in such country.

         1.27 "PATENT CLAIM" shall mean a claim of a pending patent application or issued and unexpired patent included within the Licensed Technology which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

         1.28 "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         1.29 "PHASE II CLINICAL TRIAL" shall mean a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Product for a particular indication or indications in patients with the disease or indication under study, or that would otherwise satisfy requirements of 21 CFR 312.21(b).

         1.30 "PHASE III CLINICAL TRIAL" shall mean a human clinical trial in any country the results of which could be used as pivotal to establish safety and efficacy of a Product as a basis for a marketing approval application submitted to the U.S. FDA, or that would otherwise satisfy requirements of 21 CFR 312.21(c).

         1.31 "PRODUCT" shall mean any dosage or formulation of a product comprising an Antibody which binds to the Antigen.

         1.32 "RESEARCH PROGRAM KNOW-HOW" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding the Research Program Materials and Information or the use thereof.

         1.33 "RESEARCH PROGRAM MATERIALS AND INFORMATION" shall mean, collectively, [***]

         1.34 "RESEARCH PROGRAM PATENT RIGHTS" shall mean, collectively, (a) all patent applications heretofore or hereafter filed in any country which claim Research Program Materials and Information or the use thereof; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

         1.35 "RESEARCH PLAN" shall mean the written research work plan established by the parties pursuant to Section 2.2.1 below, as modified from time to time pursuant to Section 2.2.1 below.

         1.36 "RESEARCH PROGRAM" shall mean the research and preclinical development program described in Article 2 for the generation, creation and identification of Antibodies that bind to the Antigen.

         1.37 "FEE AND ROYALTY COMMENCEMENT DATE" shall mean either the Net Sales Royalty Commencement Date or the Sublicensing Revenue Fee Commencement Date, as applicable.

         1.38 "SUBLICENSE" shall mean an agreement or arrangement pursuant to which such a sublicense or distribution right has been granted to a Sublicensee.

         1.39 "SUBLICENSEE" shall mean a Third Party that is granted (a) a sublicense under the license granted under Section 4.2.1, or (b) a right to distribute Product in the Field, provided that such Person is responsible for marketing and promotion of Product within the applicable territory.

         1.40 "SUBLICENSING REVENUE" shall mean, with respect to a Sublicensee, all cash amounts (other than cash royalty payments calculated as a percentage of sales of Products), and the fair market value of all non-cash consideration, received by Gliatech or its Affiliates from such Sublicensee in consideration for or otherwise in connection with the grant of a Sublicense to such Sublicensee (excluding amounts received in reimbursement of the actual cost to Gliatech or its Affiliates of conducting research and development activities).

         1.41 "SUBLICENSING REVENUE FEE COMMENCEMENT DATE" shall mean, with respect to each Product, the date of the first grant of a Sublicense with respect to such Product in the Territory.

         1.42 "TERRITORY" shall mean all the countries of the world.

         1.43 "THIRD PARTY" shall mean any Person other than ABX, Gliatech and their respective Affiliates.

         1.44 "XENOMOUSE ANIMALS" shall mean the transgenic mice utilized by ABX for immunization with the Antigen under this Agreement.

         1.45 "XT" shall mean Xenotech, L.P., a California limited partnership.

         1.46 "XT MASTER RESEARCH LICENSE AND OPTION AGREEMENT" shall mean that certain Master Research License and Option Agreement entered into by and among XT, JTI and Cell Genesys, Inc. effective as of June 28, 1996, and subsequently assigned to ABX by Cell Genesys, Inc., as the same may be amended from time to time.

         1.47 "XT/ABX PRODUCT LICENSE AGREEMENT" shall mean a license agreement between XT and ABX entered into pursuant to the XT Master Research and License Agreement granting to ABX a license (with the right to grant sublicenses) to commercialize Products in one or more territories.

      2. RESEARCH PROGRAM
         ----------------

         2.1 COLLABORATIVE RESEARCH. The goal of the Research Program is: (a) to generate, through immunization of the XenoMouse Animals with the Antigen and IN VITRO screening, Antibodies that bind to the Antigen to serve as potential lead candidates for the development of a commercial pharmaceutical product; and (b) to perform certain preclinical development.

         2.2 CONDUCT OF RESEARCH PROGRAM.

             2.2.1 RESEARCH PLAN. An initial Research Plan is attached as Exhibit C. Prior to each anniversary of the Effective Date during the Research Program Term, the parties shall use their good faith efforts to prepare a mutually acceptable Research Plan for the following year. If, notwithstanding the good faith efforts of ABX and Gliatech to negotiate a mutually acceptable Research Plan for such year, the parties fail to reach agreement, the Research Program and this Agreement shall terminate immediately, and neither party shall be held responsible for failure to agree on a Research Plan. The Collaboration Committee may recommend changes to the Research Plan at any time during the Research Program Term. Such changes shall only be effective if in a written amendment duly executed by both parties.

             2.2.2 SPECIFIC OBLIGATIONS OF GLIATECH. Gliatech shall provide to ABX sufficient quantities of the Antigen, the assay components and any Gliatech technology necessary or useful for the performance of assays in accordance with the Research Program, and any information known and available to Gliatech concerning the storage or handling of the Antigen that may be unique or peculiar to the Antigen. Gliatech shall use its commercially reasonable efforts to perform its obligations under the Research Program in accordance with the applicable Research Plan within the time schedules contemplated therein. Gliatech shall perform its obligations under the Research Program in accordance with generally accepted scientific and professional standards, and in compliance in all material respects with the requirements of applicable laws and regulations and shall provide all commercially reasonable assistance to ABX in connection with ABX's performance of the Research Program.

             2.2.3 SPECIFIC OBLIGATIONS OF ABX. ABX shall immunize the XenoMouse Animals with the Antigen, and conduct certain Antibody characterization as set forth in the applicable Research Plan. ABX shall use its commercially reasonable efforts to perform its obligations under the Research Program in accordance with the applicable Research Plan within the time schedules contemplated therein. ABX shall provide personnel, materials, equipment and other resources required to conduct its obligations under the Research Program. ABX shall perform its obligations under the Research Program in accordance with generally accepted scientific and professional standards, and in compliance in all material respects with the requirements of applicable laws and regulations and shall provide all commercially reasonable assistance to Gliatech in connection with Gliatech's performance of the Research Program.

             2.2.4 MATERIALS AND INFORMATION.


                   a. Each party shall use the Materials and Information owned by the other party solely for purposes of conducting the Research Program under commercially and scientifically reasonable containment conditions, and not for any commercial, business or other use or purpose, without the prior express written consent of the other party. A party shall not transfer or transport the Materials and Information owned by the other party from its address identified above to any other location, and shall limit access to the Materials and Information owned by the other party to those of its employees working on its premises at the address identified above, to the extent such access is reasonably necessary in connection with its activities as expressly authorized by this Agreement; provided, however, (i) either party may transfer the Research Program Materials and Information to other locations with the prior written consent of the other party, which shall not be unreasonably withheld, and subject to the terms and conditions of this Agreement; and (ii) if Gliatech has obtained the license under Section 4.2.1 below with respect to the Antigen for commercial use by Gliatech as provided herein, Gliatech thereafter shall have the right to transfer the Research Program Materials and Information to other locations without such consent subject to the terms and conditions of this Agreement.

                   b. Notwithstanding anything to the contrary in this Agreement, a party shall not transfer or provide access to the Materials and Information owned by the other party to any Affiliate or Third Party, without the prior express written consent of the other party; provided, however, that if Gliatech has obtained the license under Section 4.2.1 below with respect to the Antigen for commercial use by Gliatech as provided herein, Gliatech thereafter shall have the right to transfer the Research Program Materials and Information to any Affiliate or Third Party without such consent to the extent permitted by such license grant.

                   c. Except as Gliatech is otherwise permitted by the license under Section 4.2.1 below, with respect to the Antigen for commercial use by Gliatech (provided that Gliatech has timely obtained such license as provided herein), a party shall not (and shall not attempt or purport to) assign, sell, have sold, lease, offer to sell or lease, otherwise transfer title to, or otherwise distribute or license, sublicense or otherwise commercialize or exploit, any Materials and Information owned by the other party or any interest therein.

             2.2.5 FUNDING OF THE RESEARCH PROGRAM. Each party shall be responsible for funding its own obligations under the Research Program until its completion or termination.




             2.2.6 TERM OF THE RESEARCH PROGRAM. Unless earlier terminated as provided herein, the term of the Research Program shall begin on the Effective Date and

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


continue through the earlier of (a) [***]. If either party has not completed its obligations under the Research Program and made all reports required under this Agreement prior to the expiration or termination of the Research Program Term, the parties shall discuss in good faith and attempt to reach mutually acceptable agreement on terms and conditions upon which the parties would extend the Research Program Term.

         2.3 RESEARCH RECORDS AND REPORTS.

             2.3.1 RECORDS. Gliatech and ABX each shall maintain records, in sufficient detail and in accordance with generally accepted scientific standards appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Research Program.

             2.3.2 INSPECTION OF RECORDS. Gliatech and ABX each shall have the right, during normal business hours and upon not less than five (5) days prior written notice, to inspect and obtain copies, upon consent of the other party (which shall not be unreasonably withheld or delayed), of such records of the other party to the extent commercially reasonably required for the performance of its obligations under the Agreement (with the party owning the records determining what is commercially reasonably required). Each party shall maintain such records and the information of the other party contained therein in confidence in accordance with Article 8 below and shall not use such records or information except to the extent otherwise permitted by the Agreement.

             2.3.3 RESEARCH REPORTS AND INFORMATION. Gliatech and ABX each shall keep the other informed of the progress of its own activities under the Research Program. At a minimum, within thirty (30) days following the last day of each December, March, June and September during the term of the Research Program and within thirty (30) days following the expiration or termination of the Research Program, Gliatech and ABX each shall prepare, and provide to the other party, a reasonably detailed written summary report which shall describe the work performed by such party to date under the Research Program.

      3. RESEARCH PROGRAM MANAGEMENT

         3.1 COLLABORATION COMMITTEE.

             3.1.1 RESPONSIBILITIES. Gliatech and ABX shall establish a Collaboration Committee to oversee, review and coordinate the Research Program. The Collaboration Committee shall be responsible for (a) establishing the Research Plan and recommending modifications thereto, (b) monitoring and reporting the progress of the Research Program, and (c) facilitating open and frequent exchange between the parties with respect to Research Program activities.

             3.1.2 COMPOSITION OF THE COLLABORATION COMMITTEE. The Collaboration Committee shall comprise three (3) named representatives of Gliatech and three
(3) named representatives of ABX. Each party shall appoint its respective representatives to the

Collaboration Committee from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other party of such change.

             3.1.3 CONFERENCES. The Collaboration Committee shall conference monthly during the term of the Research Program. The Collaboration Committee shall conference in person not less than once each six (6) month period during the term of the Research Program, on such dates and at such times and places as agreed to by Gliatech and ABX, alternating between Fremont, California and Cleveland, Ohio, or such other locations as the parties shall agree. For all other conferences, the Collaboration Committee may conference by telephone or in person, as the parties mutually agree. With the consent of the parties, other representatives of Gliatech or ABX may attend Collaboration Committee conferences as non-voting observers. Each party shall be responsible for all its own personnel and travel costs and expenses relating to Collaboration Committee conferences. The first conference of the Collaboration Committee shall occur as soon as practicable after the Effective Date, but in no event later than forty-five (45) days after the Effective Date. Members of the Collaboration Committee may participate in conferences, in person, by telephone or by video conference. A Gliatech representative of the Collaboration Committee shall prepare written minutes of each conference and a written record of all Collaboration Committee decisions, whether made at a Collaboration Committee conference or otherwise, in form and content reasonably acceptable to ABX.

             3.1.4 COMMITTEE ACTIONS. ABX and Gliatech each shall be entitled to cast one vote on matters before the Collaboration Committee. Decisions of the Collaboration Committee shall be made by unanimous approval.

         3.2 DISAGREEMENTS. The parties shall use their good faith efforts to resolve all disagreements within the Collaboration Committee in a mutually acceptable manner as soon as reasonably practicable. If, notwithstanding the good faith efforts of the parties to resolve any such disagreement, any such unresolved disagreements within the Collaboration Committee shall be resolved in the following manner:

             3.2.1 The representatives of the Collaboration Committee promptly shall present the disagreement to the Chief Executive Officer of Gliatech and the Chief Executive Officer of ABX (or their respective officer designees who are not members of the Collaboration Committee).

             3.2.2 Such executives (or designees) shall conference to discuss each party's view and to explain the basis for their respective positions of such disagreement, and in good faith shall attempt to resolve such disagreement among themselves; PROVIDED, HOWEVER, that the parties do not waive any rights which they may have under the Agreement or otherwise as a result of the resolution of a disagreement under this Section 3.2.2.

             3.2.3 If such executives (or designees) cannot promptly resolve such disagreement, then any disagreement concerning the Research Program shall be settled by such means as such executives (or designees) determine. Notwithstanding the foregoing, the parties

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


do not waive any rights which they may have under the Agreement or otherwise as a result of the resolution of a disagreement under this Section 3.2.3.

             3.2.4 If any disagreement regarding the Research Program is not promptly resolved pursuant to this Section 3.2, then upon written notice from either party to the other party, the Research Program shall terminate and INTER ALIA the provisions of Section 12.5.4 below shall apply.

      4. COMMERCIAL LICENSE

         4.1 OPPORTUNITY TO OBTAIN COMMERCIAL LICENSE.

             4.1.1 On or before the second regularly scheduled board meeting of XT in 2000, ABX shall nominate the Antigen under the XT Master Research License and Option Agreement and obtain the right thereunder to obtain an XT/ABX Product License Agreement with respect to the Antigen for commercial use by Gliatech. ABX shall give prompt written notice to Gliatech upon nominating the Antigen under the XT Master Research License and Option Agreement and obtaining the right thereunder to obtain an XT/ABX Product License Agreement with respect to the Antigen for commercial use by Gliatech.

             4.1.2 After ABX has nominated the Antigen under the XT Master Research License and Option Agreement and obtained the right thereunder to obtain an XT/ABX Product License Agreement with respect to the Antigen, subject to the terms and conditions of this Agreement, if Gliatech desires to obtain the commercial license described in Section 4.2.1 below, Gliatech shall give express written notice (the "License Notice") to ABX thereof. If Gliatech fails to give the License Notice to ABX on or before [***], this Agreement immediately shall terminate.

             4.1.3 If (a) on or before the date that is [***], Gliatech demonstrates to ABX's reasonable satisfaction its ability to manufacture Product in accordance with Good Manufacturing Practices, has demonstrated its ability to scale up such manufacture for quantities required for clinical trials and has completed Stage III of the Research Program, and (b) Gliatech timely provides the License Notice to ABX in accordance with Section 4.1.2 above, ABX shall exercise its option under the XT Master Research License and Option Agreement to obtain, and shall obtain, the XT/ABX Product License Agreement for the Antigen. ABX shall notify Gliatech at such time as ABX has obtained the XT/ABX Product License Agreement for the Antigen.

         4.2 GRANT OF COMMERCIAL LICENSE.

             4.2.1 Provided that (a) [***], Gliatech has demonstrated to ABX's reasonable satisfaction its ability to manufacture Product in accordance with Good Manufacturing Practices, has demonstrated its ability to scale up such manufacture for quantities required for clinical trials and has completed Stage III of the Research Program; (b) Gliatech has timely provided ABX with the License Notice; and (c) ABX has obtained the XT/ABX Product License Agreement for the Antigen, effective as of the date that ABX has obtained the XT/ABX

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


Product License Agreement for the Antigen and subject to the terms and conditions of this Agreement, ABX shall grant to Gliatech an exclusive license or sublicense, as the case may be (with the right to grant sublicenses), under the Licensed Technology, to make and use Research Program Materials and Information solely to make and have made Product and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Product, in the Territory for use in the Field.

             4.2.2 Notwithstanding anything to the contrary in this Agreement, Gliatech shall not commence manufacturing for commercial use, under current Good Manufacturing Practices in the United States (or their foreign equivalent), any Product, unless and until Gliatech successfully obtains the commercial license under Section 4.2.1 above.

             4.3 SUBLICENSES. Gliatech shall have the right to grant Sublicenses under the license granted under Section 4.2.1 above. Gliatech shall provide ABX with a copy of each such Sublicense promptly after executing the same. Any such Sublicense shall be subject and subordinate to the terms and conditions of this Agreement. Notwithstanding the foregoing, Gliatech shall not have the right to Sublicense any right under this Agreement in or to a XenoMouse Animal or other transgenic animal covered by the Licensed Technology.

             4.4 NO OTHER RIGHTS. No rights other than those expressly set forth in this Agreement are granted to Gliatech hereunder, and no additional rights shall be deemed granted to Gliatech by implication, estoppel or otherwise.

      5. CONSIDERATION

         5.1 TECHNOLOGY ACCESS FEES. Gliatech shall pay to ABX the following non-refundable, non-creditable technology access fees on or before the applicable dates set forth below:

         [***]

         5.2 MILESTONE PAYMENTS.

             5.2.1 AMOUNTS. Subject to the provisions of Sections 5.2.2 and
5.2.3 below, within thirty (30) days following the achievement of each of the following milestones with respect to each Product, on a Product-by-Product basis, Gliatech shall give written notice to ABX thereof and shall pay to ABX the corresponding milestone payments:

         [***] upon entering into a Sublicense for each Product (for reimbursement of research costs previously incurred by ABX)

         [***]    upon the Milestone Commencement Date

         [***] upon (a) the submission of the first IND for each Product by Gliatech, its Affiliate or Sublicensee, or (b) the enrollment of the first subject in the first human clinical trial for such Product if no IND is required therefor

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


         [***] upon enrollment of the first patient in the first Phase II clinical trial for the each Product by Gliatech, its Affiliate or Sublicensee

         [***] upon enrollment of the first patient in the first Phase III clinical trial for each Product by Gliatech, its Affiliate or Sublicensee

         [***] upon submission of the first BLA for each Product by Gliatech, its Affiliate or Sublicensee

             5.2.2 COMMENCEMENT OF MILESTONE PAYMENTS. Notwithstanding anything to the contrary in Section 5.2.1 above, the due date for Gliatech's obligation to pay any milestone payment described in Section 5.2.1 above with respect to a Product shall be suspended with respect to such Product until the Milestone Commencement Date.

             5.2.3 OFFSET OF SUBLICENSING REVENUES ROYALTIES. With respect to each milestone payment under Section 5.2.1 above owing after the Milestone Commencement Date, Gliatech shall have the right to offset fees paid to ABX under Section 5.3.2 below prior to the date of such milestone payment owing under Section 5.2.1 above, against such milestone payment owing under Section
5.2.1 above.

             5.2.4 MINIMUMS. In the event that Gliatech enters into Sublicenses with more than one Sublicensee, the Milestone payments set forth in Section
5.2.1 above shall be paid with respect to the first Sublicensee, but not subsequent Sublicensees.

             5.3 ROYALTIES AND SUBLICENSE REVENUES FEE.

             5.3.1 NOTICE OF FEE AND ROYALTY COMMENCEMENT DATES. Within thirty
(30) days following the Net Sales Royalty Commencement Date for each Product in each country and the Sublicensing Revenue Fee Commencement Date for each Product, Gliatech shall give written notice to ABX thereof.

             5.3.2 SUBLICENSING REVENUES FEE.

                   a. Subject to the provisions of Sections 5.3.2(b) below, Gliatech shall pay to ABX the following fees with respect to each Sublicense for each Product:

         If such Sublicense for such Product is granted prior to the initiation of GMP manufacture of such Product for use in human clinical trials, Gliatech shall pay to ABX [***] of Sublicensing Revenues for such Product.

         If such Sublicense for such Product is granted following the initiation of GMP manufacture of such Product for use in human clinical trials, but prior to the earlier of (a) the submission of an IND for such Product, or (b) the enrollment of the first subject in the first human clinical trial for such Product if no IND is required therefor, Gliatech shall pay to ABX [***] of Sublicensing Revenues for such Product.

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


         If such Sublicense for such Product is granted following the earlier of
         (a) the submission of an IND for such Product, or (b) the enrollment of the first subject in the first human clinical trial for such Product if no IND is required therefor, but prior to enrollment of the first patient in the first Phase II clinical trial for such Product, Gliatech shall pay to ABX [***] of Sublicensing Revenues for such Product.

         If such Sublicense for such Product is granted following the enrollment of the first patient in the first Phase II clinical trial for such Product, but prior to submission of the first BLA for such Product, Gliatech shall pay to ABX [***] of Sublicensing Revenues for such Product.

         If such Sublicense for such Product is granted following submission of the first BLA for such Product, Gliatech shall pay to ABX [***] of Sublicensing Revenues for such Product.

                   b. Gliatech shall have the right to offset any milestone payment paid under Section 5.2.1 above with respect to a Product against the Sublicensing Revenues fee payments thereafter owing under Section 5.3.2(a) above with respect to such Product.

             5.3.3 NET SALES ROYALTY. Gliatech shall pay to ABX a royalty with respect to each Product equal to (a) [***] of the aggregate Net Sales of such Product by Gliatech and its Affiliates, and (b) the greater of (i) the applicable percentage set forth in Section 5.3.2(a) of the cash royalty payments (that are calculated as a percentage of sales of such Product) received by Gliatech or its Affiliates from each Sublicensee in consideration for or otherwise in connection with the grant of a Sublicense with respect to such Product to such Sublicensee, or (ii) [***] of the aggregate Net Sales of such Product by each Sublicensee and its Affiliates.

             5.3.4 LENGTH OF FEE AND ROYALTY OBLIGATIONS. Gliatech's obligation to pay royalties under clause (a) of Section 5.3.3 with respect to each Product in each country shall commence on the Net Sales Royalty Commencement Date for such Product in such country. Gliatech's obligation to pay fees under Sections
5.3.2 and Royalties under clause (b) of Section 5.3.3 with respect to each Product shall commence on the Sublicensing Revenue Fee Commencement Date for such Product. Gliatech's obligation to pay fees and royalties with respect to each Product under Sections 5.3.2 and 5.3.3 shall continue for such Product in each country until (a) if, as of the First Commercial Sale of such Product in such country, there exists a Patent Claim in the country where such Product is made, used or sold that covers (i) Gliatech's or its Affiliate's or Sublicensee's manufacture, use or sale of such Product, or (ii) XenoMouse Animals or their use, such date as no such Patent Claim exists in the country where such Product is made, used or sold, or (b) otherwise, ten (10) years after the First Commercial Sale of such Product in such country.

      6. ACCOUNTING AND RECORDS

         6.1 FEE AND ROYALTY REPORTS AND PAYMENTS. Commencing with the first calendar quarter in which the first Fee and Royalty Commencement Date occurs, Gliatech shall make written reports to ABX within thirty (30) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of Product sold during the calendar quarter, the Sublicensing Revenues for such calendar quarter, and the calculation of the royalties payable under Article 5 above. Concurrently with the making of such reports, Gliatech shall pay to ABX all amounts payable pursuant to Article 5 above.

         6.2 RECORDS; INSPECTION. Gliatech shall keep (and cause its
Affiliates and Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the fee and royalty amounts payable to ABX under this Agreement. Such books and records shall be kept at the principal place of business of Gliatech or its Affiliates or Sublicensees, as the case may be, for at least three years following the end of the calendar quarter to which they pertain. Such records of Gliatech or its Affiliates will be open for inspection during such three-year period by representatives of ABX (which representatives may also represent XT) for the purpose of verifying the fee and royalty statements. Gliatech shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during normal business hours upon reasonable prior written notice during the same three-year period by a representative of Gliatech reasonably satisfactory to ABX on behalf of, and as required by, ABX for the purpose of verifying the fee and royalty statements. All such inspections may be made no more than once each calendar year at reasonable times mutually agreed by Gliatech and ABX. The representative of ABX will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 6.2 shall be at the expense of ABX, unless a variation or error producing an increase exceeding ten percent (10%) of the amount stated for any period is established in the course of any such inspection, whereupon all costs relating to the audit of such period will be paid by Gliatech.

         6.3 PAYMENT METHOD. All payments by Gliatech to ABX hereunder shall be in United States Dollars in immediately available funds and shall be made by wire transfer from a United States bank located in the United States to such bank account as designated by ABX to Gliatech.

         6.4 CURRENCY CONVERSION. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into United States Dollars, quoted for current transactions reported in THE WALL STREET JOURNAL for the last business day of the calendar quarter to which such payment pertains.

         6.5 LATE PAYMENTS. Any payments due from Gliatech that are not paid on the date such payments are due under this Agreement shall bear interest at a rate per annum equal to the lesser of (i) the prime rate as reported by the Bank of America in San Francisco, California on the date such payment is due, plus an additional one percent (1%), or (ii) the maximum rate permitted by applicable law, in each case calculated on the number of days such payment is delinquent. This Section 6.5 shall in no way limit any other remedies available to any party.

         6.6 WITHHOLDING TAXES. All payments required to be made pursuant to
Article 5 above shall be without deduction or withholding for or on account of any taxes or

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


similar governmental charge imposed by a jurisdiction, such taxes being referred to herein as "Withholding Taxes." Withholding Taxes shall be the sole responsibility of the withholding party. The withholding party shall provide a certificate evidencing payment of any Withholding Taxes hereunder.

      7. DILIGENCE

         7.1 DILIGENCE OBLIGATION. Gliatech shall use its reasonable commercial efforts to actively research, develop and obtain regulatory approvals to market in major markets throughout the world at least one Product hereunder as expeditiously as possible, and following such approval to maximize sales of such Product. Without limiting the foregoing, Gliatech shall meet the following diligence milestones by the dates set forth below:

             7.1.1 SUBMISSION OF IND.

                   a. Gliatech or its Sublicensee shall submit an IND with the U.S. FDA for one or more Products under this Agreement within [***] after the grant by ABX to Gliatech of a commercial license in accordance with Section 4.2.1.

                   b. Notwithstanding Section 7.1.1(a)[***]

                   c. After the submission of an IND for a Product, Gliatech, or its Sublicensee, shall be required to have an active IND and to be actively and diligently conducting a program of clinical trials in pursuit of regulatory approval (as soon as commercially practicable) for such Product in the United States until such Product may be sold commercially in the United States.

             7.1.2 OBTAIN REGULATORY APPROVALS. Gliatech or its Sublicensee shall use its reasonable commercial efforts to obtain, as soon as commercially practicable, regulatory approval to market in the United States at least one Product.

             7.1.3 MARKETING AND SALES. Gliatech or its Sublicensee (a) shall commence marketing each Product in a country within [***] after receipt of the applicable governmental approvals, including, without limitation, pricing approvals, in such country, and (b) shall use its reasonable commercial efforts to market, and shall meet the reasonably foreseeable market demands for, each approved Product in such country.

         7.2 FAILURE TO MEET DILIGENCE OBLIGATION. If the diligence requirements set forth in Section 7.1 are not met by Gliatech (or its Sublicensees), ABX shall have the right to terminate this Agreement pursuant to
Section 12.2 below as its sole and exclusive remedy for a failure to satisfy such diligence requirements.

         7.3 OBLIGATIONS OF GLIATECH. The work performed by Gliatech, its Sublicensees and their respective Affiliates under this Agreement shall be performed in accordance with generally accepted scientific and professional standards, and in compliance in all material respects with the requirements of applicable laws and regulations. Gliatech, its

Sublicensees and their respective Affiliates shall be solely responsible for providing the personnel, materials, equipment, and other resources therefor in connection with the work performed by any of Gliatech, its sublicensees or their respective Affiliates.

         7.4 NO CONFLICTS.

             7.4.1 OTHER PRODUCTS. During the term of this Agreement, Gliatech shall not directly or indirectly sell or commercialize for human medical use, or conduct research or development toward the human medical use of any product (other than the Products), comprising (a) an antibody, antibody fragment, peptide or amino acid sequence derived from an antibody, in each case which binds to the Antigen, or (b) Genetic Material that encodes such any such composition.

             7.4.2 UNAUTHORIZED PRODUCTS. During the term of this Agreement, Gliatech shall not directly or indirectly sell or commercialize for any purpose any product comprising any chemical or biological material derived by Gliatech from XenoMouse Animals immunized with the Antigen other than strictly in accordance with the terms and conditions of this Agreement.

         7.5 REPORTS. Gliatech shall keep ABX informed of the progress of its, its Affiliates and Sublicensees' activities to develop and commercialize Products following the expiration or termination of the Research Program. At a minimum, within thirty (30) days following the last day of each December and June following the expiration or termination of the Research Program, Gliatech shall prepare, and provide to ABX, a reasonably detailed written summary report which shall describe such activities since the last report under this Section 7.5.

      8. CONFIDENTIALITY

         8.1 During the term of this Agreement and for a period of ten (10) years following the expiration or earlier termination hereof, each party shall maintain in confidence the Confidential Information of the other party, and shall not disclose, use or grant the use of the Confidential Information of the other party except on a need-to-know basis to such party's directors, officers and employees, and to such party's consultants working on such party's premises, and (in the case of Gliatech) to the inventors of the technology pertaining to the Research Program, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure to any person is authorized by this Agreement, prior to disclosure, a party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other party except as expressly permitted under this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information. Upon the expiration or earlier termination of this Agreement, each party shall return to the other party all tangible items regarding the Confidential Information of the other party and all copies thereof; PROVIDED, HOWEVER, that each party shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder.

         8.2 For purposes of this Agreement, (a) the ABX Materials and
Research Program Materials and Information and all oral or written communications received by Gliatech regarding the ABX Materials and Research Program Materials and Information are, and shall remain, Confidential Information of ABX; and (b) the Gliatech Materials and Information and all oral or written communications received by ABX regarding the Gliatech Materials and Information are, and shall remain, Confidential Information of Gliatech.

         8.3 This Article 8 shall neither (a) prevent ABX from using or disclosing for any purpose the ABX Materials and Information, nor (b) prevent Gliatech from using or disclosing for any purpose the Gliatech Materials and Information.

         8.4 Neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party; PROVIDED, HOWEVER, that either party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly permitted by this Agreement or for the conduct of its business, (b) to a Third Party in connection with (i) an equity investment in such party by a Third Party, (ii) a merger, consolidation or similar transaction entered into by such party, or (iii) the sale of all or substantially all of the assets of such party, and (c) as may, in the reasonable opinion of such party's counsel, be required by applicable law, regulation or court order, including without limitation, a disclosure in connection with such party's filing of a registration statement or other filing with the United States Securities and Exchange Commission (in which event such party will first reasonably consult with the other party with respect to such disclosure). Notwithstanding the foregoing, prior to execution of this Agreement Gliatech and ABX shall agree upon the form of a press release that can be used to describe the terms of this transaction, and Gliatech and ABX may disclose the information contained in such press release, together with such additional information as the parties from time to time mutually agree, without the other party's consent.

      9. MATERIALS AND INFORMATION AND PATENT RIGHTS
         -------------------------------------------

         9.1 OWNERSHIP.

             9.1.1 ABX shall solely own all right title and interest in the ABX Materials and Information, the Research Program Materials and Information and all patent rights and other intellectual property rights therein. Gliatech shall solely own all right title and interest in the Gliatech Materials and Information and all patent rights and other intellectual property rights therein. The transfer of physical possession of any Materials and Information owned by, and the physical possession and use of any Materials and Information by, Gliatech or ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such Materials and Information to Gliatech or ABX, as the case may be.

             9.1.2 During the term of this Agreement, neither party shall (and neither party shall attempt or purport to) assign, sell, have sold, lease, offer to sell or lease, otherwise transfer title to, or otherwise distribute or license, sublicense or otherwise commercialize or exploit, any Research Program Materials and Information, except as otherwise set forth herein, or the parties otherwise expressly agree in writing. Except as otherwise provided herein, upon the expiration or earlier termination of the term of this Agreement, Gliatech shall deliver to ABX all Research Program Materials and Information in its possession.

             9.1.3 ABX shall not (and shall not attempt or purport to) file or prosecute any patent application in any country which claims or purports to claim the Gliatech Materials and Information, unless the parties otherwise expressly agree in writing. Gliatech shall not (and shall not attempt or purport to) file or prosecute any patent application in any country which claims or purports to claim the ABX Materials and Information or the Research Program Materials and Information, unless the parties otherwise expressly agree in writing.

         9.2 ASSIGNMENT AND DISCLOSURE. Each party shall cause all employees and others conducting work on its behalf under this Agreement to promptly disclose to the other party all Materials and Information in which the other party has an ownership interest, and to assign any and all right, title and interest in all Materials and Information and all patent rights and other intellectual property rights therein in accordance with this Agreement. Each party shall maintain records in sufficient detail and in accordance with generally accepted scientific and professional standards appropriate for patent purposes to properly reflect all work done and results achieved in conducting its work hereunder, and shall respond to reasonable requests the other party for information regarding Materials and Information in which the other party has an ownership interest.

         9.3 RESEARCH PROGRAM PATENT RIGHTS.

             9.3.1 PROSECUTION AND MAINTENANCE. Gliatech shall have the first right (but not the obligation), at its sole expense, to prepare, file, prosecute and maintain the Research Program Patent Rights, subject to the following:

                   a. With respect to each patent application and patent within the Research Program Patent Rights, Gliatech shall (i) provide ABX with any patent application filed by Gliatech prior to filing in order to provide ABX with an opportunity to comment thereon, and consider in good faith reasonable comments by ABX thereon; (ii) provide ABX with any patent application filed by Gliatech promptly after such filing; and (iii) provide ABX promptly with copies of all substantive communications received from or filed in patent office(s) with respect to such filings and consider in good faith reasonable comments by ABX thereon.

                   b. ABX shall assist Gliatech, upon Gliatech's request, and to the extent commercially reasonable, in preparing, filing or maintaining the patent applications and patents within the Research Program Patent Rights.

                   c. If Gliatech fails to undertake the filing of a patent application (or continuing or divisional application) within ninety (90) days after a written request from ABX to do so, or if Gliatech discontinues the prosecution or maintenance of a patent application or a patent, within the Research Program Patent Rights, ABX shall have the right (but not the obligation), at its sole expense, to undertake such filing, prosecution or maintenance thereof.

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


             9.3.2 ENFORCEMENT. Gliatech shall have the first right (but not the obligation), at its sole expense, to enforce the Research Program Patent Rights, subject to the following:

                   a. Gliatech shall keep ABX informed and consider in good faith the reasonable comments of ABX, both prior to and during any such enforcement. ABX shall assist Gliatech, upon request and at Gliatech's sole expense, and to the extent commercially reasonable, in taking any action to enforce the Research Program Patent Rights to the extent ABX has the right to do so.

                   b. If Gliatech fails to abate an infringement of the Research Program Patent Rights, or to file an action to abate such infringement, within ninety (90) days after a written request from ABX to do so, or if Gliatech discontinues the prosecution of any such action after filing, ABX at its expense may, in its discretion, undertake such action as it determines appropriate to enforce the Research Program Patent Rights. In such case, Gliatech shall assist ABX, upon request and at ABX's sole expense, and to the extent commercially reasonable, in taking any action to enforce the Research Program Patent Rights to the extent Gliatech has the right to do so.

                   c. All monies recovered upon the final judgment or settlement of any such action shall be used (i) first, to reimburse the costs and expenses (including reasonable attorneys' fees and costs) of ABX and Gliatech, and (ii) the remainder, to be divided [***] to the controlling party of the litigation and [***] to the other party.

         9.4 INFRINGEMENT CLAIMS. Subject to Section 9.6 below, if the production, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Gliatech (or its Affiliates or Sublicensees), Gliatech shall promptly notify ABX thereof in writing setting forth the facts of such claim in reasonable detail. Gliatech shall keep ABX reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Technology. Notwithstanding the above, Gliatech shall not admit the invalidity of any patent within the Licensed Technology without written consent from ABX.

         9.5 PATENT MARKING. Gliatech agrees to mark and have its Affiliates and all Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

         9.6 LIMITATION. Notwithstanding any other provision in this Article
9, (a) ABX shall not be obligated to prepare, file, prosecute, and maintain patents and patent applications, or to bring or pursue enforcement proceedings or defend declaratory judgment actions regarding the Licensed Technology if, and to the extent that, ABX is not entitled to do so under one or more ABX In-Licenses, and (b) any rights conveyed under this Article 9 permitting Gliatech to prepare, file, prosecute and maintain certain patents and patent applications, or to bring and pursue enforcement proceedings, or defend declaratory judgment actions, regarding the Licensed Technology, shall be subject to all applicable ABX In-Licenses, and are conveyed only to the extent permitted under such agreements.

      10. INDEMNIFICATION

          10.1 ABX. ABX shall indemnify and hold harmless Gliatech, and its directors, officers, employees and agents, from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs (collectively, "Liabilities"), resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the material breach of any representation, warranty or covenant by ABX under this Agreement, (b) any use, handling or storage by ABX of the Gliatech Materials and Information or the Research Program Materials and Information, (c) the use, sale, handling or storage by ABX of the Antibody or the Products, or (d) any use by ABX of the Confidential Information of Gliatech; PROVIDED, HOWEVER, that ABX shall not be obligated to indemnify or hold harmless Gliatech for such Liabilities to the extent that such Liabilities arise from the gross negligence or willful misconduct of Gliatech.

          10.2 GLIATECH. Gliatech shall indemnify and hold harmless ABX, and its directors, officers, employees and agents, from and against all Liabilities resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the material breach of any representation, warranty or covenant by Gliatech under this Agreement, (b) any use, handling or storage by Gliatech of the ABX Materials and Information or the Research Program Materials and Information, (c) the manufacture, use, sale, handling or storage by Gliatech, its Affiliates or Sublicensees of the Products (without regard to culpable conduct), or (d) any use by Gliatech of the Confidential Information of ABX; PROVIDED, HOWEVER, that Gliatech shall not be obligated to indemnify or hold harmless ABX for such Liabilities to the extent that such Liabilities arise from the gross negligence or willful misconduct of ABX.

          10.3 PROCEDURE. If a party (an "Indemnitee") intends to claim indemnification under this Article 10, it shall promptly notify the indemnifying party (the "Indemnitor") in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties with the fees of such counsel to be paid by the Indemnitor; PROVIDED, HOWEVER, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 10 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10, but the omission so to deliver written notice to the Indemnitor shall not relieve it of any liability that it may have to any party claiming indemnification otherwise than under this Article 10. The party claiming indemnification under this Article 10, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

          10.4 INSURANCE. Gliatech shall maintain insurance, including product liability insurance, with respect to development, manufacture and sales of Products in such amount as Gliatech customarily maintains with respect to the development, manufacture and sale of its other products. ABX shall be named as an additional insured on any such Gliatech policies. Gliatech shall maintain such insurance for so long as it continues to develop, manufacture or sell any Products, and thereafter for so long as Gliatech customarily maintains insurance for itself covering the development, manufacture and sale of its other products.

      11. REPRESENTATIONS AND WARRANTIES

          11.1 MUTUAL REPRESENTATIONS. Each party hereby represents and warrants to the other party as follows:

               11.1.1 EXISTENCE. Such party is duly organized, validly existing and in good standing under the laws of the state in which it is organized.

               11.1.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party:
(a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligation hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation enforceable against such party in accordance with its terms except as enforcement may be limited by equitable remedies or defenses and applicable bankruptcy laws.

               11.1.3 NO CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other person required to be obtained by such party in connection with this Agreement have been obtained.

               11.1.4 NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder: (a) do not conflict with or violate any requirement of applicable laws or regulations; and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

         11.2 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ABX MAKES NO REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND REGARDING MATERIALS, PRODUCTS OR LICENSED TECHNOLOGY EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING. SUCH MATERIALS PROVIDED PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS."

     12. TERM; TERMINATION

         12.1 TERM. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in Articles 2 or 4 or this Article 12, shall continue in

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


full force and effect on a Product-by-Product and country-by-country basis until the expiration of all fee and royalty obligations pursuant to this Agreement for such Product in such country. Following the expiration, but not earlier termination, of this Agreement on a Product-by-Product and country-by-country basis, Gliatech shall have a fully-paid up, non-exclusive license to use the ABX Know-How and the Research Program Know-How solely to make and have made Product and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Product, for use in the Field.

         12.2 TERMINATION FOR BREACH. In the event that a party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for thirty (30) days after written notice of such breach was provided to the breaching party by the nonbreaching party, the nonbreaching party shall have the right at its option to terminate this Agreement effective at the end of such thirty (30) day period.

         12.3 TERMINATION FOR FAILURE TO TIMELY GIVE LICENSE NOTICE. If Gliatech fails to give the License Notice to ABX on or before the expiration or termination of the Research Program Term, this Agreement immediately shall terminate.

         12.4 TERMINATION BY GLIATECH. Gliatech may terminate this Agreement at any time upon ninety (90) days prior written notice to ABX.

         12.5 EFFECT OF EXPIRATION OR TERMINATION.

              12.5.1 Expiration or termination of this Agreement shall be without prejudice to any rights which shall have accrued to the benefit of a party prior to such expiration or termination. Without limiting the foregoing, Articles 8, 9, 10 and 11 shall survive any expiration or termination of this Agreement.

              12.5.2 If ABX terminates this Agreement under Section 12.2 or if Gliatech terminates pursuant to 12.4 above, or if this Agreement automatically terminates under Section 12.3 above, at the request of ABX, Gliatech and its Affiliates shall grant to ABX an exclusive, worldwide, royalty-bearing license under their respective intellectual property rights regarding the Gliatech Materials and Information and Research Program Materials and Information to make and have made Product and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Product, in the Territory for use in the Field. In consideration therefor, ABX shall pay royalties to Gliatech equal to [***] of Net Sales of Products by ABX, its Affiliates and sublicensees that infringe a valid claim of an issued patent of Gliatech or its Affiliates. The royalty payment and reporting provisions of
Article 6 above shall apply to ABX MUTATIS MUTUNDIS.

              12.5.3 If this Agreement is terminated for any reason, Gliatech and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose (consistent with all applicable regulations and law and subject to Articles 4 and 5 of this Agreement) of the stock of any Product subject to this Agreement then on hand. Upon termination of this Agreement by ABX for any reason, any sublicense granted by Gliatech hereunder shall survive, provided that upon request by ABX, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

            12.5.4 Except as otherwise provided herein or as otherwise expressly agreed in writing by the parties, promptly upon the expiration or earlier termination of this Agreement, (a) each party shall destroy all remaining Research Program Materials and Information, (b) ABX shall destroy or return to Gliatech (as Gliatech shall direct) all remaining Gliatech Materials and Information, and (c) Gliatech shall destroy or return to ABX (as ABX shall direct) all remaining ABX Materials and Information.

     13. MISCELLANEOUS PROVISIONS

         13.1 NOTICES. Except as otherwise set forth in this Agreement, all requests and notices required or permitted to be given to the parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

         If to ABX:

               Abgenix, Inc.
               7601 Dumbarton Circle
               Fremont, California  94555
               Attn: President

         with a copy to:

               Pillsbury Madison & Sutro LLP
               101 West Broadway, Suite 1800
               San Diego, California 92101
               Attn: Mark R. Wicker

        If to Gliatech:

               Gliatech Medical Inc.
               23420 Commence Park Road
               Cleveland, Ohio 44122
               Attn: President

         13.2 COMPLIANCE WITH LAWS. Each party shall use the Materials and Information of the other party and the Research Program Materials and Information in compliance in all material respects with all applicable laws, guidelines and regulations which are applicable to such Materials and Information or the use thereof, including without limitation any biosafety procedures and all safety precautions accompanying such Materials and Information. Except as otherwise expressly agreed in this Agreement or otherwise expressly agreed in writing by the parties, neither party shall administer the Materials and Information of the other party or the Research Program Materials and Information to humans under any circumstances.

         13.3 ASSIGNMENT. Neither party shall assign its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior express written consent of the other party; PROVIDED, HOWEVER, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 13.3 shall be void.

         13.4 WAIVERS AND AMENDMENTS. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

         13.5 INJUNCTIVE RELIEF. In addition to any other rights and remedies available to a party for any breach by the other party of this Agreement, the non-breaching party shall have the right to seek injunctive or other equitable relief to enforce the provisions of this Agreement.

         13.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties regarding the subject matter of this Agreement and supersedes any previous understandings, representations, acknowledgements, commitments or agreements, oral or written, regarding such subject matter.

         13.7 GOVERNING LAW. This Agreement shall be governed by and construed under laws of the State of California, without regard to its conflicts of laws principles.

         13.8 INDEPENDENT CONTRACTORS. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         13.9 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 13.9 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

         13.10 EXPORT LAWS. Notwithstanding anything to the contrary contained herein, all obligations of ABX and Gliatech are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the

United States. Gliatech shall be responsible for obtaining such approvals, and shall use efforts consistent with prudent business judgment to obtain such approvals. ABX agrees to cooperate reasonably with Gliatech and provide reasonable assistance to Gliatech as may be reasonably necessary to obtain any required approvals.

         13.11 THIRD PARTY RIGHTS. Notwithstanding anything to the contrary in this Agreement, the grant of rights by ABX under this Agreement shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired any Licensed Technology, and all rights or sublicenses granted under this Agreement shall be limited to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses. Additionally, and without limiting the foregoing, the rights granted to Gliatech hereunder, including without limitation any grant of "exclusive" rights, shall be subject to the rights granted to or retained by GenPharm under the GenPharm Cross License Agreement.

         13.12 NO THIRD-PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any Third-Party. The agreements herein contained are made for the sole benefit of the parties hereto and no other Person is intended to or shall have any rights or benefits hereunder, whether as a third party beneficiary or otherwise.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                   ABGENIX, INC.


                                   By: /s/ Raymond M. Withy
                                       ----------------------------
                                       (Signature)

                                        Raymond M. Withy, Ph.D.
                                        -----------------------
                                        (Printed Name)

                                        Vice President, Corporate Development
                                        -------------------------------------
                                        (Title)



                                    GLIATECH MEDICAL INC.


                                    By: /s/ Thomas O. Oesterling
                                        ------------------------
                                        (Signature)

                                        Thomas O. Oesterling, Ph.D.
                                        ---------------------------
                                        (Printed Name)

                                         Chairman and Chief Executive Officer
                                         ------------------------------------
                                         (Title)

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------



                                    EXHIBIT A

                          ABX MATERIALS AND INFORMATION



[***] mg of an anti-KLH antibody (generated in XenoMouse Animals)

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------



                                    EXHIBIT B

[***]

--------------------------------------------------------------------------------
Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------



                                    EXHIBIT C

                              INITIAL RESEARCH PLAN
                              ---------------------


[***]